Exhibit 99.1

Press Release For immediate release Tony Semak, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Second Quarter 2017 Financial Results
Diversified strategy continued to deliver consistent dividends
Basic EPS of $0.42, Core EPS of $0.41
Book value per diluted common share up 1.8% to $18.27
Economic return of 4.0% for the quarter, 9.1% year to date

Atlanta - August 7, 2017 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2017.

Highlights:

•	Q2 2017 net income attributable to common stockholders of $46.8 million or $0.42 basic earnings per common share (“EPS”) compared to $87.1 million or $0.78 basic EPS in Q1 2017

•	Q2 2017 core earnings* of $46.1 million or core EPS of $0.41 compared to $44.9 million or core EPS of $0.40 in Q1 2017

•	Q2 2017 book value per diluted common share** of $18.27 compared to $17.95 at Q1 2017 and $17.48 at Q4 2016

•	Q2 2017 common stock dividend declared of $0.40 per share

•	Q2 2017 economic return*** of 4.0% and year to date economic return of 9.1%

During the quarter, book value per diluted common share** increased by 1.8% primarily due to credit spread tightening in residential credit assets. The Company’s Agency RMBS and commercial credit holdings also benefited from the favorable market environment while interest rate volatility remained low. As of June 30, 2017, 59% of the Company's equity was allocated to residential and commercial credit assets and 41% was allocated to Agency RMBS. “Our portfolio was well positioned to benefit from market conditions during the second quarter,” said John Anzalone, Chief Executive Officer. “Our diversified sector allocation and security selection led to favorable economic return performance and continued book value stability.  We have maintained a steady dividend of $0.40 per common share for the last eight quarters. Our consistent approach and execution has generated core earnings covering our dividend in seven of those eight quarters.”

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
** Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
*** Economic return for the quarter ended June 30, 2017 is defined as the change in book value per diluted common share from March 31, 2017 to June 30, 2017 of $0.32; plus dividends declared of $0.40 per common share; divided by the March 31, 2017 book value per diluted common share of $17.95. Economic return for the six months ended June 30, 2017 is defined as the change in book value per diluted common share from December 31, 2016 to June 30, 2017 of $0.79; plus dividends declared of $0.80 per common share; divided by the December 31, 2016 book value per diluted common share of $17.48.

1

Exhibit 99.1

Key performance indicators for the quarters ended June 30, 2017 and March 31, 2017 are summarized in the table below.

($ in millions, except share amounts)	Q2 ‘17		Q1 ‘17	Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized costs)	$16,029.5		$16,297.7	-$268.2
Average borrowings	$13,955.3		$14,247.3	-$292.0
Average equity	$2,185.4		$2,128.6	$56.8

U.S. GAAP Financial Measures
Total interest income	$127.0		$124.6	$2.4
Total interest expense	$44.1		$38.4	$5.7
Net interest income	$82.9		$86.3	-$3.4
Total expenses	$10.6		$10.9	-$0.3
Net income (loss) attributable to common stockholders	$46.8		$87.1	-$40.3

Average earning asset yields	3.17%		3.06%	0.11%
Cost of funds	1.26%		1.08%	0.18%
Net interest rate margin	1.91%		1.98%	-0.07%

Book value per common share (diluted)*	$18.27		$17.95	$0.32
Earnings (loss) per common share (basic)	$0.42		$0.78	-$0.36
Earnings (loss) per common share (diluted)	$0.41		$0.73	-$0.32
Debt-to-equity ratio	5.9	x	6.1x	-0.2x

Non-GAAP Financial Measures**
Core earnings	$46.1		$44.9	$1.2
Effective interest income	$132.9		$130.4	$2.5
Effective interest expense	$70.4		$67.6	$2.8
Effective net interest income	$62.4		$62.9	-$0.5

Effective yield	3.32%		3.20%	0.12%
Effective cost of funds	2.01%		1.90%	0.11%
Effective interest rate margin	1.31%		1.30%	0.01%

Core earnings per common share	$0.41		$0.40	$0.01
Repurchase agreement debt-to-equity ratio	6.1	x	6.2x	-0.1x

* Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net income attributable to common stockholders for the second quarter of 2017 was $46.8 million compared to $87.1 million for the first quarter. Net income attributable to common stockholders decreased primarily due to net losses on derivative instruments totaling $53.5 million during the second quarter compared to net gains of $5.5 million during the first quarter. Book value per diluted common share for the second quarter of 2017 increased by 1.8% to $18.27 primarily due to broad spread tightening resulting in higher valuations of the Company's mortgage-backed and credit risk transfer securities portfolio.
During the second quarter of 2017, the Company generated $46.1 million in core earnings, an increase of $1.2 million or 2.6% over the first quarter. Core earnings increased in the second quarter primarily due to lower losses on unconsolidated ventures. The Company recorded losses of $154,000 during the second quarter compared to losses of $1.5 million during the first quarter.
Total interest income increased to $127.0 million for the second quarter of 2017 compared to $124.6 million for the first quarter primarily due to higher average earning asset yields. Average earning asset yields rose 11 basis points to 3.17% for the second quarter from 3.06% in the first quarter. The increase in average earning asset yields was driven by higher index rates on floating and adjustable rate assets and slower prepayment speeds on 30 year fixed-rate Agency RMBS. Net premium amortization totaled $26.2 million during the second quarter compared to $27.2 million during the first quarter.
Average earning assets were $16.0 billion for the second quarter of 2017, down $268.2 million (1.6%) from the first quarter. The decrease in average earning assets was due to the timing of reinvesting proceeds from paydowns of securities. During the second quarter, the Company purchased $717.4 million of 30 year fixed-rate Agency RMBS and $98.1 million of CMBS as the return on equity profile for these securities remained attractive.
The Company used proceeds from paydowns to reduce its average borrowings by $292.0 million (2.0%) in the second quarter, resulting in average borrowings of $14.0 billion and total interest expense of $44.1 million compared to average borrowings of $14.2 billion and total interest expense of $38.4 million during the first quarter. The Company's cost of funds was 1.26% and 1.08% for the second quarter and first quarter, respectively. The Company's total interest expense and cost of funds rose during the second quarter primarily due to higher interest rates as a result of the March and June 2017 increases in the federal funds rate. The Company's repurchase agreement interest expense for the second and first quarter includes amortization of net deferred gains on the Company's de-designated interest rate swaps totaling $6.4 million and $6.3 million, respectively, that is recorded as a reduction in repurchase agreements interest expense. During the next 12 months, the Company estimates that $26.3 million of net deferred gains on de-designated interest rate swaps currently recorded in other comprehensive income will be reclassified as a decrease to interest expense.
The Company modestly decreased leverage to 5.9x in the second quarter of 2017 from 6.1x in the first quarter. In June 2017, the Company retired $31.2 million of its Senior Exchangeable Notes for a repurchase price of $31.6 million after retiring $150.0 million in the first quarter. In July 2017, the Company retired an additional $36.6 million for a repurchase price of $37.3 million.
Total expenses for the second quarter of 2017 were approximately $10.6 million compared to $10.9 million for the first quarter. General and administrative expenses were $1.6 million in the second quarter of 2017, a decrease of $0.5 million from the first quarter. General and administrative expenses were higher during the first quarter of 2017 primarily due to transaction fees related to new interest rate swaps added during the quarter and higher professional fees.
The ratio of annualized total expenses to average equity(1) decreased to 1.95% for the second quarter of 2017 compared to 2.05% for the first quarter.

3

Exhibit 99.1

As previously announced, the Company declared the following dividends on June 15, 2017: a common stock dividend of $0.40 per share paid on July 26, 2017; a Series A preferred stock dividend of $0.4844 per share paid on July 25, 2017; and a Series B preferred stock dividend of $0.4844 per share that will be paid on September 27, 2017.

(1)
The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect, wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, August 8, 2017, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 22, 2017 by calling:

800-871-1324 (North America) or 1-402-280-9906 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share amounts	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest Income
Mortgage-backed and credit risk transfer securities (1)	121,027	118,873	112,860	239,900	235,106
Commercial loans	6,021	5,764	5,947	11,785	10,840
Total interest income	127,048	124,637	118,807	251,685	245,946
Interest Expense
Repurchase agreements	36,072	29,947	31,260	66,019	73,060
Secured loans	4,535	3,413	2,688	7,948	5,403
Exchangeable senior notes	3,504	5,008	5,614	8,512	11,227
Total interest expense	44,111	38,368	39,562	82,479	89,690
Net interest income	82,937	86,269	79,245	169,206	156,256
Other Income (loss)
Gain (loss) on investments, net	11,175	(1,853)	1,414	9,322	13,015
Equity in earnings (losses) of unconsolidated ventures	(154)	(1,534)	202	(1,688)	1,263
Gain (loss) on derivative instruments, net	(53,513)	5,462	(90,363)	(48,051)	(328,906)
Realized and unrealized credit derivative income (loss), net	21,403	19,955	17,228	41,358	25,638
Net loss on extinguishment of debt	(526)	(4,711)	—	(5,237)	—
Other investment income (loss), net	2,533	1,329	(2,745)	3,862	(3,063)
Total other income (loss)	(19,082)	18,648	(74,264)	(434)	(292,053)
Expenses
Management fee – related party	9,027	8,801	9,061	17,828	18,573
General and administrative	1,608	2,084	1,896	3,692	3,933
Total expenses	10,635	10,885	10,957	21,520	22,506
Net income (loss)	53,220	94,032	(5,976)	147,252	(158,303)
Net income (loss) attributable to non-controlling interest	670	1,186	(75)	1,856	(1,958)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	52,550	92,846	(5,901)	145,396	(156,345)
Dividends to preferred stockholders	5,716	5,716	5,716	11,432	11,432
Net income (loss) attributable to common stockholders	46,834	87,130	(11,617)	133,964	(167,777)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	0.42	0.78	(0.10)	1.20	(1.49)
Diluted	0.41	0.73	(0.10)	1.15	(1.49)
Dividends declared per common share	0.40	0.40	0.40	0.80	0.80

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Coupon interest	147,267	146,069	142,476	293,336	288,770
Net (premium amortization)/discount accretion	(26,240)	(27,196)	(29,616)	(53,436)	(53,664)
Mortgage-backed and credit risk transfer securities interest income	121,027	118,873	112,860	239,900	235,106

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended			Six Months Ended
In thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income (loss)	53,220	94,032	(5,976)	147,252	(158,303)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	39,633	16,289	117,116	55,922	238,576
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	651	850	(1,037)	1,501	(11,581)
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(6,369)	(6,298)	3,238	(12,667)	16,162
Currency translation adjustments on investment in unconsolidated venture	139	(615)	274	(476)	225
Total other comprehensive income (loss)	34,054	10,226	119,591	44,280	243,382
Comprehensive income (loss)	87,274	104,258	113,615	191,532	85,079
Less: Comprehensive (income) loss attributable to non-controlling interest	(1,099)	(1,315)	(1,435)	(2,414)	(1,094)
Less: Dividends to preferred stockholders	(5,716)	(5,716)	(5,716)	(11,432)	(11,432)
Comprehensive income (loss) attributable to common stockholders	80,459	97,227	106,464	177,686	72,553

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands except share amounts	June 30, 2017	December 31, 2016
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $15,367,150 and $14,422,198, respectively)	16,083,284	14,981,331
Commercial loans, held-for-investment	278,866	273,355
Cash and cash equivalents	64,069	161,788
Due from counterparties	1,246	86,450
Investment related receivable	83,181	43,886
Accrued interest receivable	49,852	46,945
Derivative assets, at fair value	11,005	3,186
Other assets	102,428	109,297
Total assets	16,673,931	15,706,238
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	12,118,948	11,160,669
Secured loans	1,650,000	1,650,000
Exchangeable senior notes, net	217,804	397,041
Derivative liabilities, at fair value	44,147	134,228
Dividends and distributions payable	50,930	50,924
Investment related payable	202,051	9,232
Accrued interest payable	14,987	21,066
Collateral held payable	3,471	1,700
Accounts payable and accrued expenses	1,790	1,534
Due to affiliate	9,709	9,660
Total liabilities	14,313,837	13,436,054
Commitments and contingencies (See Note 16) (1)
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,609,901 and 111,594,595 shares issued and outstanding, respectively	1,116	1,116
Additional paid in capital	2,380,243	2,379,863
Accumulated other comprehensive income	337,391	293,668
Retained earnings (distributions in excess of earnings)	(673,625)	(718,303)
Total stockholders’ equity	2,330,341	2,241,560
Non-controlling interest	29,753	28,624
Total equity	2,360,094	2,270,184
Total liabilities and equity	16,673,931	15,706,238

(1)	See Note 16 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share)

•	effective interest income (and by calculation, effective yield)

•	effective interest expense (and by calculation, effective cost of funds)

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)

•	total interest income (and by calculation, earning asset yield)

•	total interest expense (and by calculation, cost of funds)

•	net interest income (and by calculation, net interest rate margin); and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add additional reconciling items to its core earnings calculation in the future if appropriate.
The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, the majority of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statement of operations. In addition, certain gains and losses represent one-time events.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income (loss) attributable to common stockholders	46,834	87,130	(11,617)	133,964	(167,777)
Adjustments:
(Gain) loss on investments, net	(11,175)	1,853	(1,414)	(9,322)	(13,015)
Realized (gain) loss on derivative instruments, net (1)	40,229	(14,918)	20,584	25,311	63,569
Unrealized (gain) loss on derivative instruments, net (1)	(6,682)	(13,438)	44,794	(20,120)	211,261
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	(15,559)	(14,148)	(11,116)	(29,707)	(13,212)
(Gain) loss on foreign currency transactions, net (3)	(1,731)	(513)	3,542	(2,244)	4,667
Amortization of net deferred (gain) loss on de-designated interest rate swaps(4)	(6,369)	(6,298)	3,238	(12,667)	16,162
Net loss on extinguishment of debt	526	4,711	—	5,237	—
Subtotal	(761)	(42,751)	59,628	(43,512)	269,432
Cumulative adjustments attributable to non-controlling interest	10	539	(752)	549	(3,349)
Core earnings	46,083	44,918	47,259	91,001	98,306
Basic income (loss) per common share	0.42	0.78	(0.10)	1.20	(1.49)
Core earnings per share attributable to common stockholders (5)	0.41	0.40	0.42	0.82	0.87

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Realized gain (loss) on derivative instruments, net	(40,229)	14,918	(20,584)	(25,311)	(63,569)
Unrealized gain (loss) on derivative instruments, net	6,682	13,438	(44,794)	20,120	(211,261)
Contractual net interest expense	(19,966)	(22,894)	(24,985)	(42,860)	(54,076)
Gain (loss) on derivative instruments, net	(53,513)	5,462	(90,363)	(48,051)	(328,906)

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	15,559	14,148	11,116	29,707	13,212
GSE CRT embedded derivative coupon interest	5,844	5,807	6,112	11,651	12,426
Realized and unrealized credit derivative income (loss), net	21,403	19,955	17,228	41,358	25,638

9

Exhibit 99.1

(3)	U.S. GAAP other investment income (loss), net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Dividend income	802	816	797	1,618	1,604
Gain (loss) on foreign currency transactions, net	1,731	513	(3,542)	2,244	(4,667)
Other investment income (loss), net	2,533	1,329	(2,745)	3,862	(3,063)

(4)	U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest expense on repurchase agreement borrowings	42,441	36,245	28,022	78,686	56,898
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,369)	(6,298)	3,238	(12,667)	16,162
Repurchase agreements interest expense	36,072	29,947	31,260	66,019	73,060

(5)	Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.

10

Exhibit 99.1

The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.
The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended June 30, 2017		Three Months Ended March 31, 2017		Three Months Ended June 30, 2016
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	127,048	3.17%	124,637	3.06%	118,807	3.07%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,844	0.15%	5,807	0.14%	6,112	0.16%
Effective interest income	132,892	3.32%	130,444	3.20%	124,919	3.23%

	Six Months Ended June 30,
	2017		2016
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	251,685	3.11%	245,946	3.18%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	11,651	0.15%	12,426	0.16%
Effective interest income	263,336	3.26%	258,372	3.34%
The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended June 30, 2017		Three Months Ended March 31, 2017		Three Months Ended June 30, 2016
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	44,111	1.26%	38,368	1.08%	39,562	1.17%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	6,369	0.18%	6,298	0.18%	(3,238)	(0.10)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	19,966	0.57%	22,894	0.64%	24,985	0.74%
Effective interest expense	70,446	2.01%	67,560	1.90%	61,309	1.81%

	Six Months Ended June 30,
	2017		2016
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	82,479	1.17%	89,690	1.33%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	12,667	0.18%	(16,162)	(0.24)%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	42,860	0.61%	54,076	0.80%
Effective interest expense	138,006	1.96%	127,604	1.89%

11

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended June 30, 2017		Three Months Ended March 31, 2017		Three Months Ended June 30, 2016
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	82,937	1.91%	86,269	1.98%	79,245	1.90%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(6,369)	(0.18)%	(6,298)	(0.18)%	3,238	0.10%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,844	0.15%	5,807	0.14%	6,112	0.16%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(19,966)	(0.57)%	(22,894)	(0.64)%	(24,985)	(0.74)%
Effective net interest income	62,446	1.31%	62,884	1.30%	63,610	1.42%

	Six Months Ended June 30,
	2017		2016
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	169,206	1.94%	156,256	1.85%
Add: Amortization of net deferred swap losses on de-designation	(12,667)	(0.18)%	16,162	0.24%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	11,651	0.15%	12,426	0.16%
Less: Net interest paid - interest rate swaps	(42,860)	(0.61)%	(54,076)	(0.80)%
Effective net interest income	125,330	1.30%	130,768	1.45%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of June 30, 2017 and March 31, 2017. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio, when considered together with U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
June 30, 2017

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	10,852,753	2,453,015	3,079,693	—	16,385,461
Cash and cash equivalents (3)	29,985	18,653	15,431	—	64,069
Derivative assets, at fair value (4)	11,005	—	—	—	11,005
Other assets	132,267	6,950	70,200	3,979	213,396
Total assets	11,026,010	2,478,618	3,165,324	3,979	16,673,931

Repurchase agreements	9,227,679	1,792,375	1,098,894	—	12,118,948
Secured loans (5)	506,909	—	1,143,091	—	1,650,000
Exchangeable senior notes, net	—	—	—	217,804	217,804
Derivative liabilities, at fair value	43,047	—	1,100	—	44,147
Other liabilities	195,806	20,960	62,951	3,221	282,938
Total liabilities	9,973,441	1,813,335	2,306,036	221,025	14,313,837

Total equity (allocated)	1,052,569	665,283	859,288	(217,046)	2,360,094
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(302,177)	217,046	(85,131)
Collateral pledged against secured loans	(596,514)	—	(1,345,151)	—	(1,941,665)
Secured loans	506,909	—	1,143,091	—	1,650,000
Equity related to repurchase agreement debt	962,964	665,283	355,051	—	1,983,298
Debt-to-equity ratio (7)	9.2	2.7	2.6	NA	5.9
Repurchase agreement debt-to-equity ratio (8)	9.6	2.7	3.1	NA	6.1

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

13

Exhibit 99.1

March 31, 2017

$ in thousands	Agency RMBS	Residential Credit (1)	Commercial Credit (2)	Exchangeable Senior Notes and Other	Total
Investments	10,622,281	2,629,745	2,978,351	—	16,230,377
Cash and cash equivalents (3)	25,239	17,432	13,206	—	55,877
Derivative assets, at fair value (4)	5,387	—	412	—	5,799
Other assets	340,271	6,718	64,227	4,018	415,234
Total assets	10,993,178	2,653,895	3,056,196	4,018	16,707,287

Repurchase agreements	9,335,954	1,921,535	1,032,410	—	12,289,899
Secured loans (5)	497,703	—	1,152,297	—	1,650,000
Exchangeable senior notes, net	—	—	—	248,530	248,530
Derivative liabilities, at fair value	45,404	—	219	—	45,623
Other liabilities	111,243	22,029	15,777	556	149,605
Total liabilities	9,990,304	1,943,564	2,200,703	249,086	14,383,657

Total equity (allocated)	1,002,874	710,331	855,493	(245,068)	2,323,630
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets and exchangeable senior notes (6)	—	—	(309,506)	245,068	(64,438)
Collateral pledged against secured loans	(578,249)	—	(1,338,780)	—	(1,917,029)
Secured loans	497,703	—	1,152,297	—	1,650,000
Equity related to repurchase agreement debt	922,328	710,331	359,504	—	1,992,163
Debt-to-equity ratio (7)	9.8	2.7	2.6	NA	6.1
Repurchase agreement debt-to-equity ratio (8)	10.1	2.7	2.9	NA	6.2

(1)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(2)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, residential credit and commercial credit.

(4)	Derivative assets are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets and exchangeable senior notes includes commercial loans, investments in unconsolidated joint ventures, exchangeable senior notes and other.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans and exchangeable senior notes) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

14

Exhibit 99.1

Average Asset Balances
The table below presents information related to the Company's average earning assets for the following periods.

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Average Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	3,374,039	3,516,699	2,245,998	3,444,975	1,903,463
30 year fixed-rate, at amortized cost	4,852,769	4,460,663	3,797,400	4,657,799	3,871,527
ARM, at amortized cost	276,272	290,812	362,067	283,502	386,408
Hybrid ARM, at amortized cost	1,996,026	2,291,634	2,883,494	2,143,014	2,990,071
Agency - CMO, at amortized cost	309,113	328,450	384,949	318,728	394,696
Non-Agency RMBS, at amortized cost	1,483,354	1,793,030	2,231,510	1,637,336	2,326,974
GSE CRT, at amortized cost	796,050	765,690	635,953	780,954	656,061
CMBS, at amortized cost	2,663,808	2,575,734	2,623,578	2,620,014	2,649,398
U.S. Treasury securities, at amortized cost	—	—	23,682	—	11,842
Commercial loans, at amortized cost	278,052	274,981	275,631	276,524	258,961
Average earning assets	16,029,483	16,297,693	15,464,262	16,162,846	15,449,401
Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	1.97%	2.03%	1.87%	2.00%	2.08%
30 year fixed-rate	2.83%	2.64%	2.74%	2.74%	2.86%
ARM	2.27%	2.31%	2.30%	2.29%	2.36%
Hybrid ARM	2.29%	2.29%	2.10%	2.29%	2.19%
Agency - CMO	0.34%	0.58%	2.55%	0.46%	2.68%
Non-Agency RMBS	5.90%	5.58%	4.74%	5.72%	4.82%
GSE CRT (3)	2.62%	2.15%	0.86%	2.39%	0.85%
CMBS	4.45%	4.20%	4.37%	4.33%	4.38%
U.S. Treasury securities	—%	—%	1.05%	—%	1.05%
Commercial loans	8.69%	8.50%	8.44%	8.59%	8.28%
Average earning asset yields	3.17%	3.06%	3.07%	3.11%	3.18%

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)
Average earning asset yields for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

15

Exhibit 99.1

Average Borrowings and Equity Balances
The table below presents information related to the Company's average borrowings and average equity for the following periods.

Three Months Ended	Six Months Ended
$ in thousands	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Average Borrowings (1):
Agency RMBS (2)	9,665,651	9,716,908	8,584,572	9,691,612	8,565,425
Non-Agency RMBS	1,155,529	1,411,889	1,805,286	1,283,001	1,878,927
GSE CRT	655,715	600,223	473,270	628,122	462,259
CMBS (2)	2,239,854	2,172,234	2,162,450	2,205,758	2,174,962
U.S. Treasury securities	—	—	50,192	—	25,096
Exchangeable senior notes	238,530	346,083	395,596	292,009	395,289
Total average borrowings	13,955,279	14,247,337	13,471,366	14,100,502	13,501,958
Maximum borrowings during the period (3)	13,986,752	14,484,038	13,814,447	14,484,038	13,896,215
Average Cost of Funds (4):
Agency RMBS (2)	1.10%	0.87%	0.65%	0.99%	0.65%
Non-Agency RMBS	2.47%	2.20%	1.85%	2.32%	1.82%
GSE CRT	2.51%	2.27%	2.08%	2.39%	2.13%
CMBS (2)	1.63%	1.34%	1.11%	1.49%	1.13%
U.S. Treasury securities	—%	—%	0.14%	—%	0.19%
Exchangeable senior notes	5.88%	5.79%	5.68%	5.83%	5.68%
Cost of funds	1.26%	1.08%	1.17%	1.17%	1.33%
Interest rate swaps average fixed pay rate (5)	2.13%	2.14%	2.03%	2.13%	2.10%
Interest rate swaps average floating receive rate (6)	(1.06)%	(0.87)%	(0.46)%	(0.97)%	0.46%
Effective cost of funds (non-GAAP measure)(7)	2.01%	1.90%	1.81%	1.96%	1.89%
Average Equity (8):	2,185,448	2,128,560	2,027,490	2,157,161	1,983,370
Average debt-to-equity ratio (average during period)	6.4	x	6.7	x	6.6x	6.5	x	6.8	x
Debt-to-equity ratio (as of period end)	5.9	x	6.1	x	6.2x	5.9	x	6.2	x

(1)	Average amounts for each period are based on weighted month-end balances; all percentages are annualized. Average balances are presented on an amortized cost basis.

(2)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swap

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

(8)	Average equity is calculated based on the weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

16